UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2012

PATHFINDER BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Commission File Number
000-23601

Federal	16-1540137
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

214 West First Street, Oswego, NY 13126
(Address of Principal Executive Office) (Zip Code)

(315) 343-0057
(Registrant’s Telephone Number including area code)

Not Applicable
Former Name or Former Address, If Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

After a distinguished term of dedicated service, Bruce E. Manwaring has elected to retire from the Board of Directors of Pathfinder Bancorp, Inc., effective April 1, 2012.  He will also, therefore, resign from his Audit Committee Chair position.  The Board of Directors has selected David A. Ayoub, CPA, to fill both the Board and Chair position vacancies until the Annual Meeting of Shareholders to be held in late April.  The Board has nominated Mr. Ayoub for election by the shareholders at that meeting and more information regarding Mr. Ayoub and the other nominees will be contained in the Proxy to be mailed to shareholders later this month. Although Mr. Manwaring is retiring from service on the Board of Directors of Pathfinder Bancorp, Inc., he has agreed to continue to serve for another year on the boards of the Company’s wholly owned subsidiary, Pathfinder Bank, and its wholly owned subsidiary, Pathfinder Commercial Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PATHFINDER BANCORP, INC.

Date: March 14, 2012	By: /s/ Thomas W. Schneider
Thomas W. Schneider
President and Chief Executive Officer